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                                                         May 17, 1996



Andrew B. Craig, III
Chairman and Chief Executive Officer
Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street, 13th Floor
St. Louis, Missouri  63101

Dear Mr. Craig:

      This letter agreement is in consideration of your not retiring this spring; it supplements your Employment Agreement dated as of January 30, 1996. If you had retired and had elected to receive lump-sum payments, your benefits as of May 1, 1996, would have been $423,294.79 under the Boatmen's Bancshares, Inc. Retirement Plan for Employees (the "Retirement Plan") and $6,952,466.40 under the Boatmen's Supplemental Retirement Plan (the "BSRP").

      Boatmen's Bancshares, Inc. ("Boatmen's") will pay you, in a lump sum promptly upon the termination of your employment for reasons other than death or Cause under your Employment Agreement, in addition to the Retirement Plan and BSRP benefits to which you become entitled at that time, any amount by which the total lump-sum benefits under the Retirement Plan and the BSRP at that time would be less than the total of the two dollar amounts in the first paragraph. If you die while still in Boatmen's employ and your wife does not survive you or if you die in a common disaster, there would be no benefits under the Retirement Plan or the BSRP; in such case, Boatmen's will promptly pay the two amounts in the first paragraph to the trustees of your revocable trust dated July 23, 1993, as amended. If you die while still in Boatmen's employ but your wife does survive you, she will receive a 50% periodic-payment benefit under the Retirement Plan and will be entitled to benefits under the BSRP; in that case, Boatmen's will also pay her one-half the Retirement Plan amount in the first paragraph and, if she waives her BSRP benefits, the entire BSRP amount in the first paragraph.

                                BOATMEN'S BANCSHARES, INC.



                                By ________________________________________
                                    Arthur J. Fleischer
                                    Senior Vice President - Human Resources

ACCEPTED AND APPROVED:



________________________
    Andrew B. Craig, III